SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          INTERNATIONAL FIBERCOM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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5)  Total fee paid:
    [  ] Fee paid previously with preliminary materials:
    [  ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)   Amount previously paid:
                                     ------------------------------------------
         2)   Form, Schedule or Registration Statement No.:
                                                           --------------------
         3)   Filing Party:
                           ----------------------------------------------------
         4)   Date Filed:
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
                          INTERNATIONAL FIBERCOM, INC.
                         3410 East University, Suite 180
                             Phoenix, Arizona 85034

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  July 2, 1999


         The 1999 Annual Meeting of Shareholders of International FiberCom, Inc. will be held at the Mesa Hilton Pavilion, 1011 West Holmes Avenue, Mesa, Arizona 85202, on July 2, 1999, at 7:30 a.m., Mountain Standard Time.

MATTERS TO BE VOTED ON:

     1. Ratification of the selection of BDO Seidman, LLP as the independent public accountants for the Company's fiscal year 1999;

     2.   Election of seven directors;

     3. Any other matters that may properly come before the meeting or any adjournment thereof.

         The close of business on May 26, 1999 has been fixed as the record date for the determination of the shareholders of record entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of shareholders entitled to vote at this meeting is available at the offices of International FiberCom, Inc., 3410 East University, Suite 180, Phoenix, Arizona 85034, for examination by any shareholder.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.

                                      By Order of the Board of Directors


                                      Joseph P. Kealy
                                      Chairman of the Board

Phoenix, Arizona
June 8, 1999

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

GENERAL INFORMATION.........................................................1
  Who Can Vote..............................................................1
  Voting by Proxies.........................................................1
  How You May Revoke Your Proxy Instructions................................1
  How Votes are Counted.....................................................1
  Cost of this Proxy Solicitation...........................................1
  Attending the Annual Meeting..............................................1

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?.............................2

WHO SHOULD I CALL IF I HAVE QUESTIONS?......................................2

PROPOSALS...................................................................2
  PROPOSAL NO. 1 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS...........2
  PROPOSAL NO. 2 - ELECT SEVEN DIRECTORS....................................3

INFORMATION ABOUT THE NOMINEES..............................................4

ABOUT THE BOARD AND ITS COMMITTEES..........................................5

ABOUT THE EXECUTIVE OFFICERS................................................7

EXECUTIVE COMPENSATION......................................................8

OPTION GRANTS IN 1998.......................................................9

OPTION EXERCISES IN 1998...................................................10

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT...............10

OWNERSHIP OF OUR COMMON STOCK..............................................11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................12

OTHER MATTERS..............................................................13

SHAREHOLDER PROPOSALS......................................................13

ANNUAL REPORT..............................................................13

                                 PROXY STATEMENT

         Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We," "our," "IFC" and the "Company" refer to International FiberCom, Inc. The Proxy Statement is first being sent to our shareholders on or about June 8, 1999.


                               GENERAL INFORMATION

WHO CAN VOTE

You are entitled to vote your common stock if our records showed that you held your shares as of May 26, 1999. At the close of business on that date, 27,635,183 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

VOTING BY PROXIES

If your common stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from it that you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your common stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person. If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the Board of Directors. We are not now aware of any other matters to be presented at the Annual Meeting except for those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your common stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

HOW YOU MAY  REVOKE YOUR PROXY INSTRUCTIONS

To revoke your proxy instructions, you must advise the Secretary in writing before your common stock has been voted by the Proxies at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person.

HOW VOTES ARE COUNTED

The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting.

COST OF THIS PROXY SOLICITATION

We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. We will solicit proxies by mail, except for any incidental personal solicitation made by our directors, officers and employees, for which they will not be paid.

ATTENDING THE ANNUAL MEETING

If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a broker or bank showing your current ownership and ownership of our shares on the record date are examples of proof of ownership. If you want to vote in person your common stock held in street name, you will have to get a proxy in your name from the registered holder. 1

                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent auditors. Therefore, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

PROPOSAL 2: ELECTION OF SEVEN DIRECTORS

The seven nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee or you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count for or against any nominee.

                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

If you have questions about the Annual Meeting or voting, please call Terry W. Beiriger, our Corporate Secretary, or Anthony T. Baumann, our Assistant Corporate Secretary. Messrs. Beiriger and Baumann may be reached at (602) 941-1900.

                                    PROPOSALS

         PROPOSAL NO. 1 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Our Board of Directors, acting upon the recommendation of the Audit Committee, has selected the firm of BDO Seidman, LLP, 1900 Avenue of the Stars, 11th Floor, Los Angeles, CA, 90067, as independent accountants to examine our financial statements for the fiscal year ending December 31, 1999, and to perform other appropriate accounting services. A resolution will be presented to the Annual Meeting to ratify this selection. The affirmative vote of a majority of the number of votes entitled to be cast by the common stock represented at the meeting is needed to ratify the selection. If the shareholders do not ratify the appointment of BDO Seidman, LLP the selection of independent accountants will be reconsidered by the Board of Directors.

         For the year ended December 31, 1997, Semple & Cooper, LLP, provided our audit services which included examination of our annual consolidated financial statements, review of unaudited quarterly financial information, assistance and consultation in connection with the filing of our Annual Report on Form 10-KSB with the Securities and Exchange Commission and other filings with the Commission, and consultation in connection with various audit-related and accounting matters. Semple & Cooper, LLP referred us to BDO Seidman, LLP upon the conclusion of their audit of the financial statements for the year ended December 31, 1997, because of the increased size and complexity our operations. Semple & Cooper, LLP is a member of the BDO Seidman Alliance. Semple & Cooper, LLP had been our independent accountants since 1992. None of the financial statements prepared by Semple & Cooper, LLP contained any adverse or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

         We do not expect that representatives of Semple & Cooper, LLP or BDO Seidman, LLP will be present at the annual meeting.

         The Proxies will vote in favor of ratifying the selection of BDO Seidman, LLP unless instructions to the contrary are indicated on the accompanying proxy form.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 1

                     PROPOSAL NO. 2 - ELECT SEVEN DIRECTORS

NUMBER OF DIRECTORS TO BE ELECTED

An entire Board of Directors, consisting of seven directors, is to be elected at the Annual Meeting. Each Director elected will hold office until the next annual meeting and the election of their successors. If any director resigns or otherwise is unable to complete his or her term of office, the Board will elect another director for the remainder of the resigning director's term. Our Articles of Incorporation call for a Board consisting of not fewer than three nor more than nine members.

VOTE REQUIRED - CUMULATIVE VOTING

Under Arizona law, when directors are to be elected to office each shareholder is entitled to cumulate votes. In order to cumulate your votes, you should multiply the number of shares you own by seven and then cast the product for a single candidate or distribute the product among two or more candidates. The seven individuals with the highest number of votes are elected to office.

NOMINEES OF THE BOARD

The Board has nominated the following individuals to serve on our Board of Directors until the next annual meeting and the election of their successors:

                        Joseph P. Kealy
                        V. Thompson Brown, Jr.
                        C. James Jensen
                        John F. Kealy
                        Jerry A. Kleven
                        Richard J. Seminoff
                        John P. Stephens

All of these nominees are currently serving on the Board. Each of the nominees has agreed to be named in this proxy statement and to serve if elected. Each of the incumbent nominees attended all of the meetings of the Board in the prior year except for Mr. Jensen who was appointed by the Board in May 1999.

See "Information about the Nominees" on the following page for information regarding each of the Nominees listed above.

         We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies would vote your shares to approve the election of any substitute nominee proposed by the Board. The Board may also choose to reduce the number of Directors to be elected, as permitted by our Bylaws.

                         INFORMATION ABOUT THE NOMINEES

JOSEPH P. KEALY (Age 49)

Mr. Kealy has been the Chairman of the Company since May 1994 and the President and a director of the Company since September 1990. He was President of International Environmental Corporation ("IEC"), a former wholly-owned subsidiary of the Company, from its inception in 1987 until his resignation in March 1995 in connection with the sale of IEC. He has been involved in the construction business in both field and management capacities since 1972. He spent the 15 years prior to joining the Company as the Arizona manager for a construction company. He attended college in Hastings, Nebraska and at Northern Arizona University.

V. THOMPSON BROWN, JR. (Age 36)

Mr. Brown joined Concepts In Communications, Incorporated, a principal subsidiary of the Company, in 1986. He has been the president of the subsidiary since February 1997. From November 1987 to February 1997 he was the Operations Manager for Concepts. He is responsible for project administration, materials management and bid and sales supervision. Mr. Brown graduated from Vanderbilt University with a Bachelor of Engineering in 1984.

C. JAMES JENSEN (Age 58)

Mr. Jensen was appointed a Director of the Company in May 1999. Mr. Jensen is the President of SWD Holdings, Inc., a company which specializes in the development of master planned residential and recreational communities in the western United States and Texas. Prior to the founding of SWD Holdings, Inc. Mr. Jensen was president of J J Consulting Corporation, a full service marketing company that specialized in the marketing and sales of high-end, master planned residential communities. Mr. Jensen is an active member of the World Presidents' Organization, the alumni group of the Young Presidents' Organization. He is also a past director of the Boys and Girls Club and the Leukemia Society of America. Mr. Jensen attended the University of Washington, Seattle from 1958-1962.

JOHN F. KEALY (Age 54)

Mr. Kealy has been a Director of the Company since September 1990. He was the Executive Vice President and Secretary of the Company until March 1995 when he resigned in connection with his acquisition of IEC from the Company in 1995. He served as Chairman of the Company from September 1990 to May 1994. He formed IEC with his brother Joseph P. Kealy in 1987 and served as its chairman from its inception to May 1994. He has been the President and Chairman of IEC since January 1995. Mr. Kealy has been involved in the construction business in both field and management capacities since 1967. He ran construction company offices in Hastings, Nebraska, Farmington, New Mexico and Phoenix, Arizona from 1974 to 1989. He attended Notre Dame University and graduated from Arizona State University in 1967 with a Bachelor of Science in Construction Management.

JERRY A. KLEVEN (Age 45)

Mr. Kleven is the President of Kleven Communications, Inc., one of the Company's principal subsidiaries. He has been involved in the construction industry since 1971 and is a member of various construction organizations. He has worked in all phases of Kleven's operations, including systems analysis, construction methodology and final estimate pricing.

RICHARD J. SEMINOFF (Age 52)

Mr. Seminoff has been a Vice President at Semco Enterprises, Inc., which is in the metal processing business, since May 1995. From April 1991 to April 1995, he served as president of Amos, Lovitt, Touche & Seminoff, an insurance agency in Phoenix, Arizona. From 1979 to March 1991, he was employed by the Lasher-Cowie Insurance Agency, Inc., one of the largest regional insurance agencies headquartered in Phoenix, Arizona. He was the president of that agency from 1984 to March 1991. Lasher-Cowie became a part of Hilb, Rogal and Hamilton Company, a publicly owned company. He resigned as president of Lasher-Cowie in March 1991.

JOHN P. STEPHENS (Age 57)

Mr. Stephens has been Vice President and Regional Manager for J.A. Jones Construction Co. for the past 13 years. J.A. Jones' Western Division does approximately $250 million in revenue per year. Mr. Stephens is a professional engineer registered in Florida, Oregon, California and Washington. Mr. Stephens attended the University of Detroit where he received his BCE and Adelphia University where he attained his MBA.

               YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF
                    THE SEVEN NOMINEES UNDER PROPOSAL NO. 2

                       ABOUT THE BOARD AND ITS COMMITTEES


THE BOARD

We are governed by a Board of Directors and various committees of the Board which meet throughout the year. The Board of Directors held two meetings and acted by unanimous written consent ten times during 1998. Directors discharge their responsibility throughout the year at Board and committee meetings and also through informal telephonic conferences and other communications with the Chairman and others regarding our business. All directors attended all Board meetings during 1998, except for Mr. Jensen, who was appointed to the Board in May 1999.

COMMITTEES OF THE BOARD

The Board has two principal committees, the Compensation Committee and the Audit Committee. The function of each of these Committees is described below along with the current membership and number of meetings held during 1998.

COMPENSATION COMMITTEE

The Compensation Committee has three primary functions. First, it reviews the performance of the principal executive officers on an annual basis. The results of this review are then reported to the Board with a recommendation from the Committee regarding the compensation packages to be awarded to these officers. Second, the Compensation Committee reviews the compensation paid to outside directors for service on the Board and for service on committees of the Board. Finally, the Committee reviews the level and extent of applicable benefits provided by us with respect to automobiles, travel, insurance, health and medical coverage, stock options and other stock plans and benefits.

The Compensation Committee held two meetings, at which both members were present, and also acted by unanimous written consent on one occasion during 1998.

In 1998 the Board elected John F. Kealy and Richard J. Seminoff to the Compensation Committee. See "Compensation Committee Interlocks and Insider Participation" in the following section.

AUDIT COMMITTEE

The Audit Committee has several functions. First, it receives reports with respect to loss contingencies that may require public disclosure or financial statement notation. Second, it performs an annual review and examination of those matters that relate to a financial and performance audit of our employee plans. Third, it recommends to the Board the selection, retention and termination of independent accountants. Fourth, it reviews the professional services, proposed fees and independence of the nominated accountants. And finally, it provides for the periodic review and examination of management performance in selected aspects of corporate responsibility.

In 1998 the Board elected John P. Stephens and Richard J. Seminoff to the Audit Committee held two meetings during 1998, at which both members were present.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Kealy and Seminoff served as members of the Compensation Committees during the last fiscal year. Each member of the Compensation Committee has been, and will be, a non-employee director for purposes of administering our stock option plans under Rule 16b-3.

DIRECTOR COMPENSATION

Directors currently receive no cash compensation for their services in that capacity. Reasonable out-of-pocket expenses may be reimbursed to directors in connection with attendance at meetings. We granted the following options to our non-employee directors in 1998:

                         No. of Shares                           Exercise
                          Underlying                              Price
     Name              Options Granted      Date of Grant      ($/share)     Expiration Date
     ----              ---------------      -------------      ---------     ---------------
John F. Kealy               30,000         September 18, 1998      5.00        April 1, 2003
                            30,000         April 2, 1998           5.00        April 1, 2003
Richard J. Seminoff         30,000         September 18, 1998      5.00        April 1, 2003
                            30,000         April 2, 1998           5.00        April 1, 2003
John P. Stephens           100,000         September 18, 1998      5.00        April 1, 2003

LIMITATION OF LIABILITY OF DIRECTORS

ARIZONA CORPORATE LAW

Arizona Law permits the inclusion of a provision in the articles of incorporation of a corporation limiting or eliminating the potential monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. These sections do not permit any limitation on, or the elimination of, liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Arizona law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Arizona law apply only to the "duty of care" of directors, that is, to unintentional errors in their deliberations or judgments and not to any form of "bad faith" conduct.

LIMITATION OF LIABILITY FOR COMPANY DIRECTORS

Our Articles of Incorporation eliminate the personal monetary liability of directors to the extent allowed under Arizona law. A shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, and not "negligence" or "gross negligence" in satisfying the director's duty of care. This provision in the Articles of Incorporation applies only to claims against a director arising out of his role as a director and not in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

                          ABOUT THE EXECUTIVE OFFICERS

         Joseph P. Kealy, Jerry A. Kleven, Terry W. Beiriger and Douglas N. Kimball are our principal executive officers. For information regarding Messrs. Kealy and Kleven please refer to "Information About the Nominees" beginning on Page 5. All executive officers are appointed by and serve at the discretion of the Board for continuous terms.

TERRY W. BEIRIGER (Age 47)

Mr. Beiriger is our Chief Financial Officer, Treasurer and Secretary. Mr. Beiriger has served as our Chief Financial Officer since September 1990, as Treasurer since July 1996, and as Secretary since March 1995. In 1979 he became the controller of Kealy Construction Company, which was owned by Joseph P. Kealy and John F. Kealy. From 1974 to 1979, he was employed as an agent of the U.S. Internal Revenue Service specializing in the audits of medium-sized corporations. Mr. Beiriger graduated from Hastings College in Nebraska in 1974 with a Bachelor of Science in Business Administration.

DOUGLAS N. KIMBALL (Age 44)

Mr. Kimball joined us in late 1997 and became our Chief Operating Officer in early 1998. From 1995 until joining us he held various executive officer positions, and most recently as Vice President, Operations, at American Environmental Network, Inc., an environmental testing firm. Prior to that he was a self-employed consultant in the Metro-NY area. From 1987-1989 he served as the Treasurer, Vice President Finance and Chief Financial Officer of Mayor's Jewelers, Inc. in Coral Gables, Florida. Mr. Kimball has also served as the Executive Vice President and as a director of American Trade and Finance Corp., a Boston based venture firm; as Vice President, Finance, Secretary and Treasurer of Enseco Incorporated, a public environmental company; and as an audit manager for the Boston Office of Touche Ross & Co. Mr. Kimball graduated with a liberal arts degree from Dartmouth College in 1976 and earned a masters of science in accounting from Northeastern University in 1978.

                             EXECUTIVE COMPENSATION

         The following table sets forth all cash compensation paid by us to the chief executive officer and the most highly compensated executive officers and key employees whose total remuneration exceeded $100,000 for services rendered in all capacities to us during the last three completed fiscal years.

                                                               Long Term
                                                              Compensation
                                                                 Awards
                                              Annual           Securities
                                           Compensation/       Underlying        All Other
Name and Principal Positions      Year    Salary & Bonus     Options (#)(3)    Compensation (4)
----------------------------      ----    --------------     --------------    ----------------
Joseph P. Kealy (1)               1998       $200,000            400,000           $9,600
President and Chairman of         1997        146,680            740,000            9,600
the Board                         1996        117,092            165,000            9,600


Terry W. Beiriger (1)             1998        150,000             55,000            9,600
Principal Financial Officer,      1997         76,997            170,000            9,600
Secretary and Treasurer           1996         75,154             65,000            9,600


Douglas N. Kimball                1998        104,000             30,000            7,200
Chief Operating Officer           1997         85,000             60,000            7,200
                                  1996             --                 --              --

Jerry A. Kleven (1)               1998        146,060             55,000           10,000
Executive Vice President and      1997        146,060            120,000           10,000
Director                          1996        150,000             70,000           10,000


V. Thompson Brown, Jr.            1998        150,000             55,000               --
Director                          1997        190,879 (2)         70,000               --
                                  1996         78,843                 --               --

----------
(1) In August 1994 we entered into a five-year employment agreements with Joseph P. Kealy, Jerry A. Kleven and Terry W. Beiriger providing for an annual base salary of $146,060 for Mr. Kleven and, as subsequently amended, $200,000 and $150,000 Messrs. Kealy and Beiriger, respectively. These contracts were extended for an additional two years.

(2) Of the total compensation paid to Mr. Brown during 1997, $70,000 is attributable to forgiveness of a loan made to him by Concepts prior to our acquisition of Concepts.

(3) The exercise prices of all stock options granted were at least equal to the fair market value of our common stock on the date of grant.

(4) The amounts set forth in this column are the automobile allowances received by the persons in the table under their respective employment agreements.

                              OPTION GRANTS IN 1998

         The following executive officers were granted stock options under and outside of our Option Plans in Fiscal 1998 in recognition of their past contributions to us. In each case, the option price was in excess of the fair market value of the Common Stock on the date of grant.

                                        Percentage of Total
                     No. of Shares       Shares for which
                       Underlying       Options Granted to    Exercise
     Name           Options Granted        Employees (1)       Price       Expiration Date
     ----           ---------------        -------------       -----       ---------------
Joseph P. Kealy       250,000 (2)              17.6            $5.00        April 1, 2003
                      150,000 (3)                               5.00        April 1, 2003
Jerry A. Kleven        30,000 (2)               2.4             5.00        April 1, 2003
                       25,000 (3)                               5.00        April 1, 2003
Terry W. Beiriger      30,000 (2)               2.4             5.00        April 1, 2003
                       25,000 (3)                               5.00        April 1, 2003
V. Thompson            30,000 (2)               2.4             5.00        April 1, 2003
Brown, Jr.             25,000 (3)                               5.00        April 1, 2003
Douglas N. Kimball     30,000 (2)               4.0             5.00        April 1, 2003
                       60,000 (4)                               5.00        April 1, 2003

----------
* Less than 1%

(1) Percentages represent total percentages for fiscal 1998 including all grants under and outside of our stock option plans listed for each person.

(2)  Options became exercisable on September 18, 1998.

(3)  Options became exercisable on April 2, 1998.

(4) Of such options, 20,000 became exercisable on April 2, 1998, 20,000 became exercisable on April 2, 1999 and the remaining 20,000 will become exercisable on April 2, 2000.

                            OPTION EXERCISES IN 1998

                                                                         Number of
                                                                         Securities           Value of
                                                                         Underlying       Unexercised In-
                                                                        Unexercised          the-Money
                                                                      Options/SARs at     Options/SARs at
                                                                         FY-End (#)          FY-End ($)
                              Shares Acquired                           Exercisable/        Exercisable/
       Name                     on Exercise      Value Realized ($)    Unexercisable       Unexercisable
       ----                     -----------      ------------------    -------------       -------------
Joseph P. Kealy                  164,785          $  902,835             1,109,446          $4,587,147
President and Chairman of
the Board

Terry W. Beiriger                 85,577             476,022               190,000             861,850
Principal Financial Officer,
Secretary and Treasurer

Douglas N. Kimball                    --                  --                90,000             208,125
Chief Operation Officer

Jerry A. Kleven                   87,947             625,620               145,000             680,913
Executive Vice President
and Director

V. Thompson Brown, Jr             59,904             333,216                55,000             127,188
Director                         -------          ----------             ---------          ----------

Totals                           398,213          $2,337,693             1,589,446          $6,465,223
                                 =======          ==========             =========          ==========

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. During the last year Messrs. Beiriger, Brown, John F. Kealy and Joseph P. Kealy each failed to file one report on Form 4 in a timely fashion, each of which should have contained disclosure regarding one transaction. All of such transactions have subsequently been reported on Form 5.

                          OWNERSHIP OF OUR COMMON STOCK

         The following table sets forth information, as of May 26, 1999 with respect to the number of shares of our common stock beneficially owned by individual directors, by all directors and officers as a group, and by persons who we know own more than 5% of our common stock. We have no other class of voting stock outstanding.


    Name of Beneficial                       Number               Percent of
    Owner and Address                    of Shares (1)        Common Stock Owned
    -----------------                    -------------        ------------------
Joseph P. Kealy                          1,735,686 (2)               6.33
3410 East University, Suite 180
Phoenix, Arizona 85034

John F. Kealy                              365,211 (3)               1.33
520 South 52nd Street
Tempe, Arizona  85281

Jerry A. Kleven                            351,872 (4)               1.28
3410 East University, Suite 180
Phoenix, Arizona  85034

Terry W. Beiriger                          455,347 (5)               1.66
3410 East University, Suite 180
Phoenix, Arizona  85034

C. James Jensen                            272,800 (6)               1.00
101 Wild Oak Court
Danville, California 94506

Richard J. Seminoff                        221,874 (7)                *
5050 North 40th Street
Suite 220
Phoenix, Arizona  85018

V. Thompson Brown, Jr.                     264,222 (8)                *
5714 Charlotte Avenue
Nashville, Tennessee 37209

Douglas N. Kimball                         130,000 (9)                *
3410 East University, Suite 180
Phoenix, Arizona 85034

John P. Stephens                           150,000 (10)               *
5771 Rickenbacker Road
Los Angeles, California 90040

All directors and                        3,867,012                  14.10
officers as a group
(nine persons)
                                                 See notes on the following page
----------
* Less than 1%

(1) The shareholder listed has sole voting and investment power with respect to the shares listed.

(2) Includes options to purchase 1,530,000 shares of common stock that are presently exercisable. Does not include options to purchase 125,000 shares of common stock that are not exercisable within the next 60 days.

(3) Includes options to purchase 175,000 shares of common stock that are presently exercisable. John F. Kealy disclaims beneficial ownership of an additional 1,500 shares owned by his immediate family.

(4) Includes options to purchase 295,000 shares of common stock that are presently exercisable.

(5) Includes options to purchase 390,000 shares of common stock that are presently exercisable. Mr. Beiriger disclaims beneficial ownership of an additional 9,450 shares owned by his immediate family.

(6) Includes options to purchase 150,000 shares of common stock that are presently exercisable. Does not include options to purchase 150,000 shares of common stock that are not exercisable within the next 60 days. Mr. Jensen disclaims beneficial ownership of an additional 14,500 shares held by members of his family.

(7) Includes options to purchase 165,000 shares of common stock that are presently exercisable.

(8) Includes options to purchase 155,000 shares of common stock that are presently exercisable.

(9) Includes options to purchase 130,000 shares of common stock that are presently exercisable. Does not include options to purchase 20,000 shares of common stock that become exercisable on April 2, 2000.

(10) Includes options to purchase 150,000 shares of common stock that are presently exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Commencing in 1989 we advanced funds to Wings Limited Partnership ("Wings"), the partners of which included Joseph P. Kealy, John F. Kealy and one of our former principal shareholders. In 1993, these persons and their spouses assumed the Wing's obligation by executing a promissory note in the principal amount of $396,732, plus accrued interest. Such individuals secured the note by pledging 267,000 shares of common stock to us. In June 1996, the former principal shareholder paid $108,035 representing his pro-rata share of the principal and accrued interest on the note. Upon such payment we released him and his spouse from their obligations under the note and 107,000 shares of common stock that they had pledged to secure the note. The total principal and accrued interest due as of December 31, 1998 was $142,413, and the maturity date of the note has been extended to December 31, 1999.

         At December 31, 1994 Jerry A. Kleven, Brad J. Kleven and Ronald Abeyta owed us $81,656, $108,400 and $68,634, respectively, as a result of advances made to such individuals in fiscal 1994. The advances were represented by secured promissory notes bearing interest at 7% per annum, which notes were due and payable in full on or before December 31, 1995. Also, at December 31, 1994 International FiberCon, Inc., a California corporation ("FiberCon"), in which Jerry A. Kleven, Brad J. Kleven and Ronald Abeyta owned a majority interest, owed us $210,000 as the result of advances to FiberCon. These individuals personally guaranteed FiberCon's payment of the promissory note. In 1995 FiberCon failed to make the required payments on the note. As a result, we requested payment from the guarantors under their respective guarantees of the note. Jerry A. Kleven paid the sum of $100,000 toward his note and his pro rata portion of the guarantee of the FiberCon note in 1995. The remaining balance was consolidated into a new note on December 31, 1995, which had a $77,787 balance outstanding at December 31, 1998. We had received no payment from either Brad Kleven or Ronald Abeyta, who resigned as officers in 1996, on their respective notes or guarantees under the FiberCon note as of June 1996 and therefore filed suit against such individuals to collect the notes. In January 1998 we entered into a settlement agreement and mutual release with Brad Kleven and Ronald Abeyta whereby all claims and counterclaims were dismissed by all parties. As a part of such agreement both such individuals agreed to five-year non-compete arrangements. As such, the receivables balance was converted to covenants not to compete and amortized over a five-year period.

                                  OTHER MATTERS

         Our Board is not aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote your proxy on such matters in accordance with their judgment.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to have a proposal included in our proxy statement for our 2000 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to our principal executive offices not later than February 8, 2000.

                                  ANNUAL REPORT

         Our Annual Report on Form 10-KSB with certified financial statements required to be filed for the fiscal year ended December 31, 1998, accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about June 8, 1999. Any exhibit to the annual report on Form 10-KSB will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of our common stock on May 26, 1999. The fee for furnishing a copy of any exhibit will be 25 cents per page plus $3.00 for postage and handling.